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                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        TRI-UNION DEVELOPMENT CORPORATION



                                   ARTICLE ONE

         The name of the corporation is Tri-Union Development Corporation.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of authorized shares of capital stock which the Corporation shall have the authority to issue shall be 510,000 shares, which shall consist of 445,000 shares of Class A Common Stock, $0.01 par value per share (as such number may be increased pursuant to this Article Four), and 65,000 shares of Class B Common Stock, $0.01 par value per share. The Class A Common Stock and the Class B Common Stock are referred to collectively as Common Stock.

         The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon. Except as otherwise required by law or expressly provided for herein, the powers, rights, and preferences of the shares of Common Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

         No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter. No holder of securities of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued, or securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such security may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

         The relative rights, powers, preferences, qualifications, limitations, and restrictions of the Class A Common Stock and the Class B Common Stock shall be as follows:


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         (a)      Voting Rights.

                  (i) Each share of Class A Common Stock and each share of Class B Common Stock shall be entitled to one vote at each meeting of the shareholders of the Corporation (and for purposes of written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation. Except as otherwise provided herein or required by law, holders of shares of Class B Common Stock shall vote with the holders of shares of Class A Common Stock and any other class of stock entitled to vote with the holders of Common Stock and not as a separate class. Except as otherwise provided herein or by law, all actions submitted to a vote of the holders of any or all classes of stock of the Corporation shall require the approval of both (i) the holders of a majority of the Class A Common Stock and Class B Common Stock, voting together as a single class, and (ii) the holders of a majority of the Class B Common Stock, voting as a separate class.

                  (ii) The holders of a majority of the Class B Common Stock, voting as a separate class, shall be entitled to (a) designate one person to serve as a non-voting advisory observer to the Corporation's board of directors, and (b) elect to the board of directors at any time a number of directors sufficient to constitute a majority of the total number of directors. The directors elected by the holders of Class B Common Stock pursuant to this section may only be removed, with or without cause, by the vote of the holders of a majority of the Class B Common Stock.

                  (iii) In addition to any approval required by law, any amendment to the bylaws of the Corporation shall require the approval of the holders of a majority of the issued and outstanding shares of the Class B Common Stock.

         (b) Conversion. The Class A Common Stock shall have no conversion rights. Each share of Class B Common Stock shall automatically convert into one fully paid and nonassessable share of Class A Common Stock upon the earliest to occur of:

                  (i) the disposition of beneficial ownership (as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended) of such share of Class B Common Stock by the holder thereof, unless such disposition was to an affiliate (as defined below) of such holder;

                  (ii) the repayment, repurchase, or retirement of all of the Series A 12.5% Senior Secured Notes and Series B 12.5% Senior Secured Notes issued in exchange therefore of the Corporation issued June 18, 2001 (the "Notes"); or


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                  (iii)    the written consent, delivered to the Corporation, by
                           the holders of a majority of the outstanding shares of Class B Common Stock. Such consent shall be given by the holders of Class B Common Stock if (a) the Notes achieve a rating of B or better by Standard & Poor's Ratings Services or B2 or better by Moody's Investors Service, Inc., or (b) the initial purchaser of the Class B Common Stock, together with its affiliates (as defined below), owns beneficially or of record less than ten percent (10%) of the Class B Common Stock originally issued, in each case as determined in good faith by the holders of a majority of the Class B Common Stock.

                  After all authorized shares of Class B Common Stock are originally issued, no subsequent reissuances of Class B Common Stock will occur on account of there being Class B Common Stock available for issuance due to conversion of Class B

                  Common Stock to Class A Common Stock, or repurchase, redemption, or other acquisition of by the Company of shares Class B Common Stock. Each certificate for such converted, repurchased, redeemed, or acquired shares of Class B Common Stock shall be deemed retired and canceled by the Corporation, notwithstanding the failure of the holder thereof to surrender such certificate for cancellation or exchange.

         (c) Dividend and Liquidation Rights. The holders of Common Stock shall be entitled to receive, when and if declared by the board of directors of the Corporation, dividends, out of the funds legally available therefor, in such amounts as the board of directors may from time to time fix and determine, in its sole and absolute discretion. All dividends or distributions made on the Common Stock shall be made to all holders of Common Stock ratably in proportion to the number of shares of Common Stock then held by them. Upon the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive all assets of the Corporation available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them, after payment or provision for all liabilities and any preferential rights.

         (d) Co-Sale Provisions. No holder of Common Stock who, together with such holder's affiliates and related persons, owns more than 40% of the issued and outstanding Common Stock (a "Principal Holder"), may transfer any of such shares of Common Stock, directly or indirectly, for value unless and until such holder has complied with the following: The transferring Principal Holder (the "Transferor") must first offer (the "Participation Offer") to include in the proposed transfer a number of shares of Common Stock designated by any shareholder other than the Transferor (each, a "Potential Co-Sale Person"), not to exceed, in respect of any such Potential Co-Sale Person, the product (rounded to the nearest whole share) of (A) the aggregate number of shares of Common Stock to be sold to the proposed transferee (the "Proposed Transferee") and (B) a fraction with the numerator equal to the number of shares of Common Stock owned by such Potential Co-Sale Person and the denominator equal to the number of shares of Common Stock then outstanding.


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                  The Transferor shall give written notice to each Potential
                  Co-Sale Person of the Participation Offer (the "Transferor's Notice"). The Transferor shall deliver such notice to each record holder of shares of Common Stock at the address set forth in the Corporation's records for each such holder. The Transferor's Notice shall be delivered to each record holder of shares at least 30 days (or such longer period as may be required by applicable law) prior to the proposed transfer in a manner reasonably calculated to give prompt notice of such Participation Offer to each beneficial holder of the shares. The Transferor's Notice shall specify the Proposed Transferee, the number of shares of Common Stock to be transferred to such Proposed Transferee, the amount and type of consideration to be received therefor, and the place and date on which the transfer is to be consummated.

                  Each Potential Co-Sale Person who wishes to include Common Stock in the proposed transfer shall so notify the Transferor not more than 15 days after its receipt of the Transferor'S Notice. The Participation Offer shall be conditioned upon the Transferor's transfer of shares pursuant to the transactions contemplated in the Transferor's Notice with the Proposed Transferee named therein. If any Potential Co-Sale Person has accepted the Participation Offer, the Transferor shall reduce to the extent necessary the number of shares of Common Stock it otherwise would have sold in the proposed transfer so as to permit each Potential Co-Sale Person to sell the number of shares that it is entitled to sell under these provisions, and the Transferor and each Potential Co-Sale Person shall transfer the number of shares specified in the Participation Offer to the Proposed Transferee in accordance with the terms set forth in the Transferor's Notice (it being acknowledged that in no event shall the Transferor be obligated to transfer any securities). For purposes of the foregoing provisions, Class A Common Stock and Class B Common Stock will be treated equally.

                  The shares to be sold shall be transferred by the Transferor and each participating Potential Co-Sale Person to the transferee at the headquarters of the Corporation by the surrender for transfer of such shares to the Company or the transferee against payment of the purchase price therefor in immediately available funds to accounts designated by the Transferor and each Potential Co-Sale Person. The closing of such transfer shall be on the same date that the transferee acquires shares from the Transferor, but in no event shall the Transferor transfer shares prior to fifteen (15) days after giving notice of such closing date to each Potential Co-Sale Person. Each participating Potential Co-Sale Person shall not be required to make any representations or warranties in connection with such transfer other than representations and warranties as to (i) ownership of the shares to be transferred by such Potential Co-Sale Person free and clear of all liens, claims and encumbrances, (ii) such person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with applicable securities laws as the transferee may reasonably require. To the extent that any prospective transferee prohibits such assignment or otherwise refuses to purchase shares from any participating Potential


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                  Co-Sale Person, the Transferor shall not sell to such
                  prospective transferee any shares unless and until, simultaneously with such sale, the Transferor shall have purchased the shares to be sold by the participating Potential Co-Sale Persons for the same price set forth in the Transferor's Notice.

                  As used herein, "transfer" means any direct or indirect, transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), including without limitation derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Common Stock is transferred or shifted to another party; provided, however, that an exchange, merger, recapitalization, consolidation or reorganization involving the Corporation in which securities of the Corporation or any other party are issued in respect of shares of the Common Stock shall not be deemed a transfer if all shares of Common Stock are treated identically in such transaction. As used herein, "related person" means with respect to any person, (i) such person's parents, grandparents or the lineal descendant of any parent or grandparent (in each case whether by birth or adoption, in law or otherwise), (ii) any spouse of any of the persons described in (i) above, (iii) any substantial business relation of such person, and (iv) any person or entity that acquires shares of Common Stock from such person by will, devise or intestate succession or by any other means that is not an arms-length transaction for fair value. As used herein, "affiliate" means, with respect to a specified person, any person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified person.

                  The foregoing co-sale provision will terminate when none of the Class B Common Stock remains outstanding.

         (e) Recapitalization, Reorganization, Etc. In the event of a share split, subdivision, combination, reorganization, reclassification or other similar transaction as a result of which the shares of any class of Common Stock are split, subdivided, combined, reorganized, reclassified or converted into another security, or a consolidation, merger, combination or other transaction in which the shares of any class of Common Stock are exchanged for or changed into other stock or securities, then each class of Common Stock shall be treated equally in such event or transaction.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000) consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

         The street address of the registered office of the Corporation is 530 Lovett Boulevard, Houston, Texas 77006-4021, and the name of the registered agent of the Corporation at that address is Richard Bowman.


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                                  ARTICLE SEVEN

         The current number of Directors constituting the board of directors is one. The name and address of the person who is serving as a director until the next annual or special meeting of the shareholders or until his successor is elected and qualified is:

         Richard Bowman
         530 Lovett Boulevard
         Houston, Texas 77006-4021

                                  ARTICLE EIGHT

         Pursuant to Article 9.10.A of the Texas Business Corporation Act, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes would be necessary to take such action at a meeting which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE NINE

         To the fullest extent permitted by Texas statutes, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader limitations than permitted prior to such amendment), a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or amendment of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment.

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                  IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation on behalf of the Corporation as of the ____ day of July, 2001.


                                            ------------------------------------
                                            Richard Bowman, President